                              FINANCIAL STATEMENTS

                                  EXHIBIT 99.1

                            FINANCIAL STATEMENTS AND
                              SUPPLEMENTAL SCHEDULE

                                WILMINGTON TRUST
                               THRIFT SAVINGS PLAN

                     YEARS ENDED DECEMBER 31, 2002 AND 2001
                        WITH INDEPENDENT AUDITORS' REPORT

FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

WILMINGTON TRUST THRIFT SAVINGS PLAN

Years ended December 31, 2002 and 2001

                            FINANCIAL STATEMENTS                                  PAGE
                            --------------------                                  ----
Report of Independent Auditors..................................................    1

Statements of Net Assets Available for Benefits.................................    2

Statements of Changes in Net Assets Available for Benefits......................    3

Notes to Financial Statements...................................................    4

SUPPLEMENTAL SCHEDULE

Schedule of Assets (Held at End of Year)........................................    9

                          INDEPENDENT AUDITORS' REPORT

To the Wilmington Trust
Benefits Administration Committee:

We have audited the accompanying statements of net assets available for benefits of Wilmington Trust Thrift Savings Plan (the Plan) as of December 31, 2002 and 2001, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2002 and 2001 and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                   /s/ KPMG LLP

Philadelphia, Pennsylvania
June 6, 2003

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

WILMINGTON TRUST THRIFT SAVINGS PLAN

                                                                      December 31
                                                              2002                  2001
                                                         --------------         -------------
ASSETS

  Investments                                            $  97,618,127          $108,693,974
  Participant loans                                          2,448,026             2,361,070
  Cash                                                              --                72,924
  Accrued income                                                    --                40,749
  Contributions receivable - Employer                           72,492                50,181
                             Participants                      214,713               144,419
  Due from broker                                                   --                42,555
                                                         -------------          ------------

                 Total Assets                              100,353,358           111,405,872
                                                         -------------          ------------

LIABILITIES

  Due to broker                                                     --                98,246
                                                         -------------          ------------

                 NET ASSETS AVAILABLE FOR
                          BENEFITS                       $ 100,353,358          $111,307,626
                                                         =============          ============

See notes to financial statements.

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

WILMINGTON TRUST THRIFT SAVINGS PLAN

                                                                              Year Ended December 31
                                                                              2002               2001
                                                                          -------------      ------------
ADDITIONS

   Investment income:
       Interest                                                           $         123      $        494
       Dividends                                                                692,185         1,331,274
       Participant loan interest                                                185,324           180,637
                                                                          -------------      ------------
                                                                                877,632         1,512,405
   Contributions:
       Employer                                                               3,014,800         2,895,246
       Employee                                                               8,749,785         8,223,209
                                                                          -------------      ------------
                                                                             11,764,585        11,118,455

   Transfers from other plans:
       Rollovers from other plans                                               402,479           593,183
                                                                          -------------      ------------

           Total additions                                                   13,044,696        13,224,043

DEDUCTIONS

       Net realized and unrealized depreciation
           in fair value of investments                                      18,947,852        15,073,491
       Benefits paid to participants                                          4,940,093         4,695,962
       Administrative expenses                                                  111,019                --
                                                                          -------------      ------------
           Total deductions                                                  23,998,964        19,769,453
                                                                          -------------      ------------

           NET DECREASE                                                     (10,954,268)       (6,545,410)

           NET ASSETS AVAILABLE FOR BENEFITS
                  AT BEGINNING OF YEAR                                      111,307,626       117,853,036
                                                                          -------------      ------------

           NET ASSETS AVAILABLE FOR BENEFITS
                  AT END OF YEAR                                          $ 100,353,358      $111,307,626
                                                                          =============      ============

See notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

The accounting records of the Wilmington Trust Thrift Savings Plan (the Plan) are maintained on the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The fair value of shares owned by the Plan in pooled separate accounts and mutual funds are stated at the net asset value at the close of business on the last business day of the Plan year. Loans are carried at the unpaid principal balance, which approximates their fair value.

Purchases and sales of securities are recorded on a trade date basis. Dividend income is recorded at the ex-dividend date. Income from other investments is recorded as earned.

Amounts described in Form 5500 under the caption net gain (loss) on sale of assets and unrealized appreciation (depreciation) of assets are combined in the financial statements as net realized and unrealized depreciation in fair value of investments.

Benefits are recorded when paid.

It is the policy of Wilmington Trust Corporation and its subsidiaries (the Company) to reclassify prior year financial statements to conform to the current year's presentation. Such reclassifications have no effect on the Plan's net investment income.

NOTE B - DESCRIPTION OF THE PLAN

The Wilmington Trust Thrift Savings Plan is a defined contribution plan established January 1, 1985, which covers all full-time and part-time employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Subject to limitations of the Internal Revenue Code (IRC), employees may contribute 1% to 15% of their base salaries and profit-sharing bonus earnings, with the first 6% pre-tax contribution eligible for matching contributions from the Company of $.50 for each $1.00 contributed by a participant. An employee is eligible to become a participant in the Plan on the next entry date (January 1, April 1, July 1, and October 1) following the date of employment. Participation in the Plan is voluntary and participants have the option to invest in various securities. Participants may change their investment options daily and the level of their investments quarterly.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE B - DESCRIPTION OF THE PLAN (cont.)

Each participant's account is credited with the participant's contribution and an allocation of the Company's contribution and Plan earnings. The benefit to which a participant is entitled is that which can be provided from the participant's account. Participants are vested in the Company's matching contribution at the rate of 20% for each year of service and become 100% vested after five years of service. Participant contributions are always 100% vested. A terminating participant will forfeit the unvested portion of his or her account attributable to contributions made by the Company. Forfeitures may first be used to pay Plan expenses. Any forfeitures left after paying Plan expenses are used to offset employer contributions. Forfeitures for the years ended December 31, 2002 and 2001 were $91,912 and $44,910, respectively.

Effective February 21, 2002, the Plan changed its recordkeeper from Wilmington Trust Company (WTC) to Principal Life Insurance Company. As a result of the change, the Plan now offers five additional investment funds. These funds are the Fidelity Advisor Equity Growth Separate Account, Putnam Equity Income Separate Account, Principal Large Cap Stock Index Separate Account, Fidelity Advisor Small Cap Separate Account and the Fidelity Overseas Separate Account (non-Wilmington funds).

For 2002, the Company paid the expenses of the Plan except for investment management fees paid by the participants invested in the non-Wilmington funds. In 2001, the Company paid the expenses of the Plan.

The Plan permits participants to borrow not more than the greater of one-half of their vested account balances or $50,000. All loans are subject to IRS and U.S. Department of Labor guidelines. The loans are secured by the vested balance in the participants' accounts.

The Company has the right under the Plan to discontinue its contributions and to amend or terminate the Plan at any time. Upon termination, the accounts of participants vest and become nonforfeitable.

Additional information regarding the Plan and the operation of the Plan is available from the Human Resources Division of WTC.

NOTE C - INVESTMENTS

The Plan's investments are held in a trust, for which WTC, a wholly owned subsidiary of Wilmington Trust Corporation, the plan sponsor, is trustee. The fair value of individual investments that represent 5% or more of the Plan's net assets available for benefits as of December 31 are as follows:

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE C - INVESTMENTS (cont.)

                                                                              2002             2001
                                                                          -----------      ------------
*Short Term U.S. Government Fund                                          $        --      $  6,813,831

*WTC Common Stock Fund                                                     18,278,111        17,658,540

*Wilmington International Multi-Manager Fund                                       --         6,834,233

*Wilmington Broad Market Bond Portfolio                                    11,307,263         7,628,765

*Wilmington Trust Money Market Fund                                        12,438,246                --

*Wilmington Small Cap Core Fund                                            13,091,130        19,240,099

*Wilmington Large Cap Value Fund                                           12,877,968        20,507,978

*Wilmington Large Cap Growth Fund                                          13,346,932        22,135,947

*Indicates parties-in-interest

During 2002 and 2001, the Plan's investments (including investments purchased, sold as well as held during the year) (depreciated)/appreciated in fair value as determined by quoted market prices as follows:

                                                                   Year Ended December 31
                                                                   2002               2001
                                                                ------------      ------------
Mutual Funds                                                    $(17,649,791)     $(16,394,457)

Pooled Separate Accounts                                          (1,989,813)               --

WTC Common Stock Fund                                                691,752           866,425

Short-Term U.S. Government Fund                                           --           454,541
                                                                ------------      ------------

                                                                $(18,947,852)     $(15,073,491)
                                                                ============      ============

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE D - INCOME TAX STATUS

Effective February 21,2002, the Company adopted the Principal Financial Group Prototype for Savings Plans (Prototype Plan) which received a favorable determination letter from the Internal Revenue Service on August 7, 2001 stating that the Prototype Plan and related trust are designed in accordance with applicable sections of the IRC. The Company believes that the Plan currently is designed and being operated in compliance with the applicable requirements of the IRC and that the Plan continues to qualify under Section 401(a) and the related trust continues to be tax-exempt as of December 31, 2002. Therefore, no provision for income taxes has been included in the Plan's financial statements.

NOTE E - RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                                           December 31
                                                                    2002             2001
                                                                 ------------    ------------
Net assets available for benefits per the
  financial statements                                           $100,353,358    $111,307,626
Amounts allocated to withdrawn
  participants                                                       (498,790)       (579,139)
                                                                 ------------    ------------
Net assets available for benefits per
  the Form 5500                                                  $ 99,854,568    $110,728,487
                                                                 ============    ============

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                                      Year ended
                                                                                   December 31, 2002
                                                                                   -----------------
Benefits paid to participants per the financial
  statements                                                                           $4,940,093

Add: Amounts allocated on Form 5500 to withdrawn
  participants at December 31, 2002                                                       498,790

Less: Amounts allocated to withdrawn participants at
  December 31, 2001                                                                      (579,139)
                                                                                       ----------

Benefits paid to participants per the Form 5500                                        $4,859,744
                                                                                       ==========

Amounts allocated to withdrawn participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to year end but not yet paid.

NOTES TO FINANCIAL STATEMENTS

WILMINGTON TRUST THRIFT SAVINGS PLAN

NOTE F - RELATED-PARTY TRANSACTIONS

Plan investments consist of shares of mutual funds managed by the Company and common stock of the Company. The Company is the trustee as defined by the Plan and, therefore, the transactions qualify as party-in-interest transactions. The participants pay the investment management fees associated with the non-Wilmington funds. Other fees incurred for investment management, custodial and recordkeeping services were paid by the Company for the years ended December 31, 2002 and 2001.

NOTE G - SUBSEQUENT EVENT

Effective May 1, 2003, the Wilmington Trust Stock Fund ("Fund") portion of the Plan was converted to an Employee Stock Ownership Plan in accordance with IRC
Section 4975(e)(7). As a result, Plan participants invested in the Fund can elect to receive dividends attributable to Wilmington Trust Corporation stock held in the Fund in cash or to reinvest them in the Fund. Cash dividends received by the participants will be taxed as ordinary income. Reinvested dividends will remain tax deferred.

         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)

WILMINGTON TRUST THRIFT SAVINGS PLAN

EIN 55 005023
PLAN NUMBER 002
PLAN YEAR 01/01/2002 TO 12/31/2002

------------------------------------------------------------------------------------------------------------------------------
(A)                  (B)                                        (C)
                                                    DESCRIPTION OF INVESTMENT                     (D)
         IDENTITY OF ISSUER, BORROWER,       INCLUDING MATURITY DATE, RATE OF INTEREST,         SHARES/            (E)
           LESSOR OR SIMILAR PARTY               COLLATERAL, PAR OR MATURITY VALUE.              UNITS         CURRENT VALUE
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Pooled Separate Accounts                       73,325      $   2,330,574.56
                                                   PRIN LG CP STK IDX SEP ACCT
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Pooled Separate Accounts                      114,977      $   2,516,784.07
                                                   PUTNAM EQUITY INC (M) SEP ACCT
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Pooled Separate Accounts                       73,841      $   1,707,964.62
                                                   FID ADV EQUITY GROWTH SEP ACCT
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Pooled Separate Accounts                      122,207      $   1,769,290.86
                                                   FID ADV SMALL CAP SEP ACCT
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Pooled Separate Accounts                       48,902      $     764,446.21
                                                   FID ADV OVERSEAS SEP ACCT
------------------------------------------------------------------------------------------------------------------------------
 *     Wilmington Trust Company                    Corporate Stock - Common                    1,475,762      $  18,278,110.91
                                                   WILMINGTON TRUST STOCK FUND
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Registered Investment Company              12,438,246      $  12,438,245.60
                                                   WILMINGTON TRUST MONEY MARKET
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Registered Investment Company               1,089,333      $  11,307,263.30
                                                   WILMINGTON BROAD MARKET FUND
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Registered Investment Company                 175,636      $   2,070,741.81
                                                   WILMINGTON LARGE CAP CORE I
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Registered Investment Company               1,771,387      $  12,877,967.87
                                                   WILMINGTON LARGE CAP VALUE I
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Registered Investment Company               1,702,417      $  13,346,932.33
                                                   WILMINGTON LARGE CAP GROWTH I
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Registered Investment Company               1,706,799      $  13,091,130.38
                                                   WILMINGTON SMALL CAP CORE I
------------------------------------------------------------------------------------------------------------------------------
 *     Principal Life Insurance Company            Registered Investment Company                  47,758      $   5,061,013.39
                                                   WILMINGTON INTL MULTI-MGR I
------------------------------------------------------------------------------------------------------------------------------
 *     Participant Loans                           Range of Interest Rates                     2,448,026      $   2,448,026.00
                                                   Rates Range From 5.50% To 10.75%
------------------------------------------------------------------------------------------------------------------------------
 *     Wilmington Trust Company                    Savings Accounts                               57,661      $      57,660.71
                                                   Rates Range From .19% To .20%
------------------------------------------------------------------------------------------------------------------------------

*Indicates parties-in-interest